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                                                                    EXHIBIT 21.1

                          Subsidiaries of the Company

Subsidiary's                                 Jurisdiction of
Corporate Name                               Incorporation
--------------                               -------------

DHS Management Services, Inc.                Texas

Mobile Diagnostic Systems, Inc.              Texas

Heart Institute of Tulsa, Inc.               Oklahoma

Specialized Imaging Services Inc.            Illinois

Alpha Scanning Service, Inc.                 Louisiana

Diagnostic Health Services
 de Mexico, S.A. de C.V.                      Mexico

HomeCare International, Inc.                 Texas

Mobile Diagnostic Imaging, Inc.              Delaware

St. Louis Mobile Ultrasound, Inc.            Delaware

Advanced Diagnostic Imaging, Inc.            Texas

Pediatric Echocardiographic
Diagnostic Imaging, Inc.                     Texas

Ultrasound Diagnostic Services, Ltd.         Arizona

SoCal Diagnostic Services, Inc.              California

SoCal Subsidiary I, Inc.                     California

SoCal Subsidiary II, Inc.                    California

Santa Monica Imaging Center, Limited
Partnership                                  California (limited partnership)

MAI Acquisition Corp.                        Texas